EXHIBIT 99.1

Aptose Announces Receipt of Deficiency Notice from Nasdaq

SAN DIEGO and TORONTO, July 19, 2024 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral targeted agents to treat hematologic malignancies, today announced that it has received a deficiency letter (the "Deficiency Letter") from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that, for the last thirty (30) consecutive business days, the closing bid price for the Company's common shares have been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Requirement").

The Deficiency Letter has no immediate effect on the listing of the Company's common shares, and its common shares will continue to trade on The Nasdaq Capital Market under the symbol "APTO" at this time. The Company's common shares continue to trade on the Toronto Stock Exchange ("TSX") under the symbol "APS". The Company's listing on the TSX is independent and will not be affected by the Nasdaq listing status.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given one hundred and eighty (180) calendar days, or until January 10, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before January 10, 2025, the bid price of the Company's common shares closes at $1.00 per share or more for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement by January 10, 2025, the Company may be afforded a second one hundred and eighty (180) calendar day period to regain compliance.

The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company’s lead clinical-stage compound tuspetinib (TUS), is an oral kinase inhibitor that has demonstrated activity as a monotherapy and in combination therapy in patients with relapsed or refractory acute myeloid leukemia (AML), and is being developed as a frontline triplet therapy in newly diagnosed AML. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to remain compliant with Nasdaq listing requirements and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.
Susan Pietropaolo
Corporate Communications & Investor Relations
201-923-2049
spietropaolo@aptose.com